Exhibit 99.1
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release
Pebblebrook Hotel Trust Acquires
Gurney’s Newport Resort & Marina in Newport, RI

Bethesda, MD, June 24, 2022 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that on June 23, 2022 it acquired the AAA Four Diamond 257-room Gurney’s Newport Resort & Marina (“Gurney’s Newport”) in Newport, Rhode Island for $174.0 million.

Gurney’s Newport is an irreplaceable ten-acre waterside resort located on highly visible Goat Island in world-famous Newport, Rhode Island. The independent resort boasts 360-degree unobstructed water views of Narragansett Bay as well as Newport Harbor, and the iconic Newport Bridge, creating the quintessential coastal New England experience. Gurney’s Newport features 257 guestrooms, including 18 spacious suites, and 80,000 square feet of flexible indoor and outdoor event space, surrounded by expansive lawns, sweeping water views, a marina, and a historic lighthouse. The resort contains a wide variety of waterside eateries, including Showfish Newport and The Pineapple Club, which feature ingredient-driven menus with healthy bites, locally sourced dishes, and seasonal classics. The resort also contains a 22-slip full-service marina with direct access to Gurney’s Newport. Additional resort amenities include a 3,000-square foot spa with nine treatment rooms, outdoor fireplaces throughout, a lobby bar, a grab-and-go coffee shop, a 3,200-square foot waterside pavilion with fantastic views, a resort-style saltwater outdoor pool with poolside cabanas, an indoor pool, a fitness center, and a seasonal ice-skating rink.

“We are very excited to acquire this extremely unique premier resort within the vibrant, high barrier to entry Newport market,” said Jon E. Bortz, Chairman, President, and Chief Executive Officer of Pebblebrook Hotel Trust (“Pebblebrook”). “Gurney’s Newport is the only resort-style property in Newport, and it is one of the very few true waterside resorts on the Northeastern Seaboard, drawing strong demand from New York, Boston and Providence. This unique New England retreat features an expansive footprint overlooking Newport Harbor and Narragansett Bay, where guests can enjoy upscale dining, spa treatments, sailing tours, outdoor event spaces, a private marina, cabana experiences, and numerous other resort-style amenities. With group and individual travelers increasingly seeking a unique resort experience with open-air amenities, Gurney’s Newport is well-positioned to continue to grow in the highly attractive Newport market.”

Known as “America’s First Resort” and the “Sailing Capital of the World,” Newport is considered the crown jewel of coastal New England and is built on a long history of strong travel and tourism. Newport is one of America’s most vibrant tourist destinations, with a unique combination of qualities that attracts millions from all over the world each year and is just a 1.5-hour drive from Boston and a 3.5-hour drive from New York City. This renowned leisure destination has authentic historical sites, the famed Cliff Walk, the Newport Mansions, Ocean Drive, quaint shopping and waterside dining, the International Tennis Hall of Fame, yachting, sailing, fishing, golfing, beaches, and internationally acclaimed events such as the Newport Folk Festival, and many spectacular wedding venues. Newport remains one of the highest barrier-to-entry markets in the country, with extremely limited potential for new supply. Gurney’s exceptional location surrounded by water in the heart of Newport Harbor offers guests an elevated experiential stay in a highly desirable destination.

The Company is evaluating numerous operating and physical enhancements to the guest experience to drive increased cash flow. Pebblebrook believes the overall opportunity is to reposition the property to a higher level, given its unique location and amenities. Potential improvements include fully renovating the guestrooms and guest bathrooms, upgrading the lobby, arrival experience, and landscaping, refurbishing the restaurants and bars, adding a market, relocating/upgrading the spa, reimagining the Grand Ballroom, South Lawn, and outdoor pavilion spaces, and adding new guest activities and amenities. In addition, the Company has the right to purchase the marina (which includes 22 slips accommodating boats up to 240 feet) in 2027. The resort will also become part of Curator Hotel & Resort Collection, which is expected to generate a wide array of expense reductions combined with enhanced technology and operating initiatives.

Based on the estimated May 2022 trailing-twelve-month performance, the hotel generated total revenue per available room (“TRevPAR”) of $401, hotel earnings before interest, taxes, depreciation, and amortization (“hotel EBITDA”) of $13.6 million, and hotel net operating income (“hotel NOI”), after a 4% capital reserve, of $12.1 million.

The acquisition of Gurney’s Newport brings the total number of properties in the Company’s portfolio to 55, including 13 unique drive-to, independent lifestyle resorts. Pebblebrook funded the acquisition with cash on hand and proceeds from its senior unsecured revolving credit facility.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 55 hotels and resorts, totaling approximately 13,600 guest rooms across 16 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

About Curator Hotel & Resort Collection

Curator Hotel & Resort Collection is a distinct collection of hand-selected small brands and independent lifestyle hotels and resorts worldwide, founded by Pebblebrook Hotel Trust and a group of industry-leading hotel operators. Curator provides lifestyle hotels the power to compete together while allowing its members the freedom to retain what makes their hotels unique. It offers independent lifestyle hotels the benefits of associating with other unique lifestyle hotels and brands while participating in best-in-class operating agreements, services, and technology. In addition to Pebblebrook, the founding members of Curator include Davidson Hospitality Group, Noble House Hotels & Resorts, Provenance, Sage Hospitality Group, Springboard Hospitality, and Viceroy Hotels & Resorts. For more information, visit www.curatorhotelsandresorts.com.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections of hotel operating performance; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of June 24, 2022. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Gurney’s Newport Resort & Marina
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
Estimated May 2022 Trailing Twelve Months
(Unaudited, in millions)

Estimated Trailing Twelve Months
Ended May 31, 2022

Hotel net income	$8.7

Adjustment:
Depreciation and amortization(1)	4.9

Hotel EBITDA	$13.6

Adjustment:
Capital reserve	(1.5)

Hotel Net Operating Income	$12.1

(1) Depreciation and amortization have been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of depreciation and amortization and the resulting change may be material.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented estimated hotel EBITDA and estimated hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s estimated EBITDA and estimated net operating income after capital reserves should not be considered as an alternative to hotel net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s estimated EBITDA and net operating income after capital reserves calculations to hotel net income in accordance with GAAP.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	86%	86%	78%	81%
ADR	$253	$270	$266	$247	$259
RevPAR	$189	$232	$230	$191	$211

Hotel Revenues	$352.6	$432.1	$424.6	$371.5	$1,580.8
Hotel EBITDA	$94.8	$152.7	$143.8	$101.3	$492.5
Hotel EBITDA Margin	26.9%	35.3%	33.9%	27.3%	31.2%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021

Occupancy	22%	42%	53%	51%	42%
ADR	$260	$262	$287	$262	$270
RevPAR	$58	$109	$152	$135	$114

Hotel Revenues	$112.2	$210.0	$287.4	$265.0	$874.6
Hotel EBITDA	($5.5)	$45.3	$84.1	$585.5	$182.4
Hotel EBITDA Margin	(4.9%)	21.6%	29.3%	22.1%	20.9%

	First Quarter
	2022

Occupancy	47%
ADR	$306
RevPAR	$145

Hotel Revenues	$269.9
Hotel EBITDA	$59.9
Hotel EBITDA Margin	22.2%

These historical hotel operating results include information for all of the hotels the Company owned as of June 23, 2022, following the acquisition of Gurney’s Newport Resort & Marina. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.